UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 4, 2020

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)
1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	CDK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2020, CDK Global, Inc. (the “Company”) entered into: (i) Amendment No. 1 (the “TLCA Amendment”) to the Term Loan Credit Agreement dated as of August 17, 2018 with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto; and (ii) Amendment No. 1 (the “RCA Amendment” and, together with the TLCA Amendment, the “CA Amendments”) to the Revolving Credit Agreement dated as of August 17, 2018 with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto. The CA Amendments temporarily increased the maximum consolidated indebtedness to consolidated EBITDA ratio of the Company (the “Leverage Ratio”) from 3.75 to 1.00 to: (i) 4.75 to 1.00 for any period of four consecutive fiscal quarters ending during the period from January 1, 2020 through and including March 31, 2021; (ii) 4.25 to 1.00 for any period of four consecutive fiscal quarters of the Company ending during the period from April 1, 2021 through and including September 30, 2021; and (iii) 3.75 to 1.00 for any period of four fiscal quarters ending thereafter.

Through March 21, 2022, if at any time: (i) the Leverage Ratio exceeds 4.25 to 1.00 as of the end of any period of four consecutive fiscal quarters; or (ii) the Company’s senior unsecured credit rating established by (a) S&P is BB or worse and (b) Moody’s is Ba2 or worse (a “Trigger Event”), the Company agrees that its wholly owned material subsidiaries will guarantee its obligations under the CA Amendments pursuant to springing guaranties (each, a “Guaranty” and collectively the “Guaranties”) and the Guaranties will be secured by a first priority lien and security interest, subject to customary exceptions, in substantially all of the personal property of the Company and the guarantors, pursuant to a Security and Pledge Agreement (the "Collateral Agreement").

Through the earlier of: (i) delivery of the financial statements for the fiscal quarter ending December 31, 2021, provided certain conditions are met; and (ii) completing certain collateral requirements following the occurrence of a Trigger Event, the loans under the Credit Agreements will bear interest at the margins currently set forth in the Credit Agreements plus 0.50 percent, and the commitment fee payable on the unused portion of the commitments available under the Revolving Credit Agreement will increase by 0.05 percent. In addition, the Company agrees that it will not make repurchases of its common stock in excess of $40.0 million in any fiscal year through the earlier of: (i) delivery of the financial statements for the fiscal quarter ending December 31, 2021, provided certain conditions are met; and (ii) the occurrence of a Trigger Event. The Company also agreed that following the occurrence of a Trigger Event it will not pay dividends to its common stockholders in excess of $0.15 per share per fiscal quarter.

The foregoing descriptions of the CA Amendments, the Guaranties and the Collateral Agreement do not purport to be complete and are subject to, and qualified in entirety by reference to the full text of each of the CA Amendments copies of which are filed as Exhibits 10.1 and 10.2, hereto and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” above is incorporated into this section by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment No. 1 to the Term Loan Credit Agreement, dated as of August 17, 2018, with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

10.2	Amendment No. 1 to the Revolving Credit Agreement, dated as of August 17, 2018, with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2020	CDK Global, Inc.

	By:	/s/ Joseph A. Tautges
Joseph A. Tautges
Executive Vice President, Chief Financial Officer (principal financial officer)